                                                                  Exhibit 10.23

                    [LOGO] Info   The Ultimate Directory
                           Space  www.infospace.com
                           -----------------------------

          INTERNET INFOSPACE CONTENT (WORLD WIDE WEB SITE) DISTRIBUTION
                                    AGREEMENT

      THIS AGREEMENT, dared as of August 31. 1999 (the "Effective Date"), is made by and between InfoSpace.com, Inc., a Delaware corporation, ("InfoSpace"), with offices at 15375 NE 9Oth Street Redmond, WA 98052, and Delphi information Systems, Inc., a Delaware corporation ("Company), with offices at 3501 Algonquin Road, Rolling Meadows, IL 60008

                                    RECITALS

      This Agreement is entered into with reference to the following facts:

      A. InfoSpace maintains on Certain locations of its Web Sites (its defined below) and makes available to internet users certain content, resources, archives, indices, catalogs and collections of information (collectively, such materials are identified in Exhibit A and referred to herein as the "Content")

      B. InfoSpace wishes to grant certain rights and licenses to Company with respect to access to me Content and certain other matters, and Company wishes to grant certain rights and licenses to InfoSpace with respect to the Company Web Sites (as defined below) and certain other matters, as set forth in this Agreement

      C. Company and InfoSpace have entered into related agreements of even dates herewith, including an Internet Promotion Agreement ("Promotion Agreement") and a Content Provider Agreement.

                                    AGREEMENT

      The parties agree as follows.

      Section 1. Definitions.

      As used herein, the following terms have the following defined meanings:

      "Banner Advertisement" means a rotating banner advertisement of approximately 468 x 60 pixels located at the top and/or bottom of a Web Page.

      "Co-branded Pages" means, collectively, Query Pages and Results Pages.

      "Company Marks" means those Trademarks of Company set forth on Exhibit B hereto and such other Trademarks (if any) as Company may from time to time notify InfoSpace in writing to be "Company Marks" within the meaning of this Agreement.

      "Company Web Sites" means, collectively, all Web Sites maintained by or on behalf of Company and its affiliates.

      "Graphical User Interface" means a graphical user interface, to be designed by Company and InfoSpace and implemented by InfoSpace pursuant to the terms of this Agreement, that contains or implements branding, graphics, navigation. Content or other characteristics or features such that a user reasonably would conclude that such interface is pan of the Company Web Sites

      "Impression" means a user's viewing of any discrete screen of a Co-branded Page containing any Banner Advertisement.

      "InfoSpace Marks" means those Trademarks of InfoSpace (if any) set forth on Exhibit B hereto and such other Trademarks as InfoSpace may from time to time notify Company in writing to be "InfoSpace Marks" within the meaning of this Agreement.

      "InfoSpace Web Sites" means, collectively: (a) the Web Site the primary home page of which is located at http://www.infospace.com; and (b) other Web Sites maintained by InfoSpace and its affiliates.

      "Intellectual Property Rights" means any parent, copyright, rights in Trademarks, trade secret rights, moral rights and other intellectual property or proprietary rights arising under the laws of any jurisdiction.

      "Person" means any natural person, corporation, partnership, limited liability company or other entity

      "Query Page" means any page hosted on the InfoSpace Web Sites which incorporates the Graphical User Interface and on which users may input query and searches relating to the Content.

      "Results Page" means any page hosted on the InfoSpace Web Sites which incorporates the Graphical User Interface and displays Content in response to queries and searches made on a Query Page.

      "Term" is defined on Exhibit C.

      "Trademarks" means any trademarks, service marks, trade dress, trade names, corporate names, proprietary logos or indicia and other source or business identifiers.

      "Web Site" means any point of presence maintained on the Internet or on any other public data network. With respect to any Website maintained on the World Wide Web, such Website includes all HTML pages (or similar unit of information presented in any relevant data protocol) that either (a) are identified by the same second-level domain (such as infospace.com) or by the same equivalent level identifier in any relevant address scheme, or (b) contain branding, graphics, navigation or other characteristics such that a user reasonably would conclude that the pages are part of an integrated information or service offering.

      2. Certain Rights Granted.

      2.1 InfoSpace Grant. Subject to the terms and conditions of this Agreement, InfoSpace hereby grants to Company the following rights:

            (a) the right to include on the Company Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace from time to time), and

            (b) the right to permit users to link to Results Pages via Query Pages hosted on the Company Web Sites; and

            (c) the right to include XML Feeds of certain Content to be determined solely by InfoSpace on the Company Web Sites.

      2.2 Company Grant. Subject to the terms and conditions of this Agreement. Company hereby grants InfoSpace the following rights:

            (a) the right to include on the InfoSpace Web Sites hypertext links (whether in graphical, text or other format) which enable "point and click" access to locations of the Company Web Sites specified by Company (and subject to change by Company from time to time);

            (b) the right to sell and serve Banner Advertisements directly on the Co-branded Pages as provided in Section 4, and

            (c) the right to track the number of Impressions.

      2.3 Limitations. Company and its affiliates shall have no right to reproduce or sub-license, re-sell or otherwise distribute (other than as provided in this Agreement) all or any portion of the Content to any Person via the Internet (including the World Wide Web) or any successor public or private data network. Company understands that if this Agreement and delivery of the Content or any portion hereunder to Company shall cause InfoSpace to be in violation of any law of any jurisdiction or third party agreement, then InfoSpace may at any time modify its grant of rights to the extent necessary to ensure compliance. In addition, neither party shall have any right to: (a) edit or modify any Banner Advertisements, submitted for a Co-branded Page (but without limiting InfoSpace's right to reject any Banner Advertisements pursuant to Section 4.1); or (b) remove, obscure or alter any notices of Intellectual Property Rights appearing in or on any materials (including Banner Advertisements) provided by the other party.

      2.4 Company Marks License. Subject to Section 2.6, Company hereby grants InfoSpace the rights to use, reproduce, publish, perform and display the Company
Marks: (a) on the InfoSpace Web Sites in connection with the posting of hyperlinks to the Company Web Sites; (b) in and in connection with the development, use, reproduction, modification, adaptation, publication, display and performance of the Graphical User Interface and Results Pages; and (c) in promotional and marketing materials, content directories and indices, and electronic and printed advertising, publicity, press releases, newsletters and mailings about InfoSpace.

      2.5 InfoSpace Marks License. Subject to Section 2.6, InfoSpace hereby grants the right to use, reproduce, publish, perform and display the InfoSpace
Marks: (a) on the Company Web Sites in connection with the posting of hyperlinks to the InfoSpace Web Sites; (b) in and in connection with the development, use, reproduction in promotional and marketing materials, content directories and indices, and electronic and printed advertising, publicity, press releases, newsletters and mailings about Company.

      2.6 Approval of Trademark Usage. InfoSpace shall not use or exploit in any manner any of the Company Marks, and Company shall not use or exploit in any manner any of the InfoSpace Marks, except in such manner and media as the other party may consent to in writing, which consent shall not be unreasonably withheld or delayed. Either party may revoke or modify any such consent upon written notice to the other party.

      2.7 Nonexclusivity. Each party acknowledges and agrees that the rights granted to the other party in this Agreement are non-exclusive, and that, without limiting the generality of the foregoing, nothing in this Agreement shall be deemed or construed to prohibit either party from participating in similar business arrangements as those described herein including soliciting third party advertisements or other materials, serving advertisements or other materials to third parties' Web Sites, or hosting or permitting third parties to place advertisements on such party's Web Site, whether or not, in each such case, such advertisements are competitive with the products, services or advertisements of the other party.

      3. Certain Obligations of the Parties.

      3.1 Graphical User Interface and Co-branded Pages. Company and InfoSpace will cooperate to design the user-perceptible elements of the Graphical User Interface, with the goals of: (a) conforming the display output of the "look and feel" associated with the applicable Company Web Sites, and (b) maximizing the commercial effectiveness thereof. Following agreement by the parties upon the design specifications thereof, InfoSpace will use commercially reasonable efforts to develop the Graphical User Interface and to implement the same on Co-branded Pages in a timely manner. InfoSpace shall have no liability or obligation (or failure to develop or implement the Graphical User Interface or any Co-branded Pages as contemplated by this Section 3.1, or for any nonconformity with the design specifications agreed upon by the parties, provided InfoSpace has used technically reasonable efforts to develop and implement the same as provided in this Section 3 1. The URL for the Co-Branded Pages shall not include Company's domain name. Any re-designs or non-standard designs requested by Company (beyond the initial standard template design contemplated by this section) shall be charged at InfoSpace's then current published rates, under a separate agreement.

      3.2 Data Feeds. A its sole discretion, InfoSpace shall to provide Company data feeds ("Data Feeds") for Stock Quotes and Weather in a format to be determined by InfoSpace. InfoSpace shall have no liability or obligation for failure to develop or implement the Data Feeds as contemplated by this Section
3.2. or for any nonconformity with the design specifications agreed upon by the parties, provided InfoSpace has used commercially reasonable efforts to develop and implement the same in a timely manner as provided in this Section 3.2. Any re-designs or non-standard designs requested by Company for Data Feeds shall be charged at InfoSpace's then current published rates.

      3.3 The InfoSpace logo and at least one other link pointing in pages of the InfoSpace Web Sites specified by InfoSpace (and subject to change by InfoSpace front time to time) will be present on all Co-branded Pages. Each link contemplated by this Section 3.2 shall be: (a) prominent in relation to links to other Web Sites on the applicable page (and in any event at least an prominent as any link to any third party Web Site); and (b) above-the-fold (i.e., immediately visible to any user accessing the applicable page without the necessity of scrolling downward or horizontally).

      3.4 Accessibility of Web Sites. Each party will use commercially reasonable efforts to ensure accessibility of its Web Sites (including, in the case of InfoSpace, the accessibility of the Content).

      3.5 Impression Information. InfoSpace shall track and allow the Company to remotely access in electronic form information maintained by InfoSpace concerning the number of Impressions.

      3.6 Publicity. The parties may work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters, provided, however, that neither party shall have any obligation to do so. In addition, neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party (not to be unreasonably withheld). Neither party shall disclose the terms of this Agreement to any third party other than its outside counsel, auditors, and financial advisors, except as required by law.

      4. Placement of Banner Advertisements. In addition to the terms and conditions otherwise set forth in this Agreement, Banner Advertisements sold on the Co-branded Pages shall be governed by the terms and conditions set forth on Exhibit C.

      5. Warranties, Indemnification and Limitation of Direct Liability.

      5.1 Warranties

      Each party to this Agreement represents and warrants to the other party that:

      a) it has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

      b) its execution of this Agreement by such party and performance of its obligation hereunder, do not and will not violate any agreement to which it is a party or by which it is bound;

      c) when executed and delivered, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms; and

      its Web Sites and the content contained therein, and all Banner Advertisements served or submitted by it to the Co-branded Pages, as the case may be, will not contain any material that is adult content, alcohol products, tobacco products, violence obscene, pornographic, libelous defamatory, infringing of any third party Intellectual Property Rights, invasion of privacy or publicity or highly offensive or immoral

      d) Each party will perform its obligations under this Agreement in a timely manner as contemplated by this Agreement.

Further, InfoSpace warrants to Company that, to the best of its knowledge, it operates its website in compliance with applicable laws.

      5.2 Indemnification. Each party (the "Indemnifying Party") will defend, indemnify and hold harmless the other party (the indemnified Party"), and the respective directors, officers, employees, agents and its successors and assigns of the Indemnified Party, from and against any and all claims, costs, losses, damages, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with any third-party claim alleging any breach of such party's representations or warranties or covenants set forth in this Agreement. The Indemnified Party agrees that the Indemnifying Party shall have sole and exclusive control ova the defense and settlement of any such third party claim. The Indemnified Party shall promptly notify the Indemnifying Party of any such claim of which it becomes aware and shall: (a) at the Indemnifying Party's expense, provide reasonable cooperation to the Indemnifying Party in connection with the defense or settlement of any such claim; and (b) at the Indemnified Party's expense, be entitled to participate in the defense of any such claim. The Indemnifying Party shall not acquiesce to any judgment or enter into any settlement that adversely affects the Indemnified Party's rights or interests without prior written consent of the Indemnified Party.

      5.3 Limitation of Liability; Disclaimer.

            (a) Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR
EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EITHER PARTY'S LIABILITY (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY OR STRICT LIABILITY OP INFOSPACE) UNDER THIS AGREEMENT OR WITH REGARD TO ANY OF THE PRODUCTS OR SERVICES RENDERED BY INFOSPACE UNDER THIS AGREEMENT (INCLUDING ANY SERVERS OR OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED FLY INFOSPACE OR ANY OTHER PARTIES IN CONNECTION WITH HOSTING THE CO-BRAND) PAGES), THE INFOSPACE WEB SITES AND ANY OTHER ITEMS OR SERVICES FURNISHED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED THE COMPENSATION PAID BY COMPANY TO INFOSPACE UNDER THIS AGREEMENT.

            (b) No Additional Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.), AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY CLAIM IN

TORT (INCLUDING NEGLIGENCE). IN EACH CASE. REGARDING THEIR WEB SITES, ANY PRODUCTS OR SERVICES DESCRIBED THEREON, ANY BANNER ADVERTISEMENTS, OR ANY OTHER ITEMS OR SERVICES PROVIDED UNDER TILLS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY ACKNOWLEDGES THAT THE INFOSPACE WEB SITES AND THE CONTENT (INCLUDING ANY SERVERS OR, OTHER HARDWARE, SOFTWARE AND ANY OTHER ITEMS USED OR PROVIDED BY INFOSPACE OR ANY THIRD PARTIES IN CONNECTION WITH HOSTING TILE INFOSPACE WEB SITES OR THE CONTENT OR PERFORMANCE OF ANY SERVICES HEREUNDER) ARE PROVIDED "AS IS" AND THAT I.NFOSPACE MAKES NO WARRANTY THAT IT WILL CONTINUE TO OPERATE ITS WEB SITES IN THEIR CURRENT FORM, THAT ITS WEB SITES WILL. BE ACCESSIBLE WITHOUT INTERRUPTION. THAT WEB SITES WILL MEET THE REQUIREMENTS OR EXPECTATIONS OF THE OTHER PARTY, OR THAT THE CONTENT OR ANY OTHER ANY MATERIALS ON ITS WEB SITES OR THE SERVERS AND SOFTWARE THAT MAKES ITS WEB SITES AVAILABLE ARE FREE FROM ERRORS, DEFECTS, DESIGN FLAWS OR OMISSIONS.

      6. Term and Termination.

      6.1 Term. The term of this Agreement is as set forth on Exhibit C.

      6.2 Termination. Either party may terminate the Term upon not less than thirty (30) days' prior written notice to the ocher party of any material breach hereof by such ocher party. provided that such ocher party has not cured such material breach within such thirty (30) day period.

      6.3 Effect of Termination. Upon termination or expiration of the Term for any reason. all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration: and (b) the rights and obligations of the parties under Sections 4.2, 5, 6, 7 and S shall survive such termination or expiation.

      7. Intellectual Property.

      7.1 Company. As between the parties, Company retains all right, title and interest in and to the Company Web Sites (including, without limitation, any and all content, data, URLs, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; bar excluding any Content or ocher items supplied by InfoSpace) and the Company Marks along with all Intellectual Property Rights associated with any of the foregoing. All goodwill arising out of InfoSpace's use of any of the Company Marks shall inure solely to the benefit of Company.

      7.2 InfoSpace. As between the parties, InfoSpace retains all right, title and interest in and to the Content and the InfoSpace Web Sites (including, without limitation, any and all content, data, URL's, domain names, technology, software, code, user interfaces, "look and feel", Trademarks and other items posted thereon or used in connection or associated therewith; but excluding any items supplied by Company) and the InfoSpace Marks, along with all Intellectual Property Rights associated with any of the foregoing All goodwill arising out of Company's use of any of the InfoSpace Marks shall inure solely to the benefit of InfoSpace.

      7.3 Copyright Notices. All Co-branded Pages will include the following acknowledgment, along with the InfoSpace logo.

              "Powered by InfoSpace" or "Powered by InfoSpace.com"

      InfoSpace and Company acknowledge that the Co-branded Pages may also contain copyright and patent notices of copyrighted or copyrightable works, including those of InfoSpace Content providers. InfoSpace agrees and acknowledges that the Co-branded Pages will also contain copyright and patent notices of copyrighted or copyrightable works to be designated by Company.

      7.4 Other Trademarks. InfoSpace shall not register or attempt to register any of the Company Marks or any Trademarks which Company reasonably deems to be confusingly similar to any of the Company Marks. Company shall not register or attempt to register any of the InfoSpace Marks or any Trademarks which InfoSpace reasonably deems to be confusingly similar to any of the InfoSpace Marks.

      7.5 Further Assurances. Each party shall take, at the other party's expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect or confirm such other party's ownership interests and other rights as set forth above in this Section 7.

      8. General Provisions.

      8.1 Confidentiality. Each party (the "Receiving Party") undertakes to retain in confidence the terms of this Agreement and all other non-public information and know-how of the other party disclosed or acquired by the Receiving Party pursuant to or in connection with this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use commercially reasonable efforts to protect Confidential Information of the other party, and in any event, to cake precautions at least as great as those taken to protect its own confidential information of a similar nature. Both parties acknowledge that the terms of this Agreement are Confidential Information. The foregoing restrictions shall not apply to any information that: (a) was known by the Receiving Party prior to disclosure thereof by the other party, (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed and after notice is given or the other party with an opportunity to object), or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Upon request of the other party, or in any event upon any termination or expiration of the Term, each party, shall return to the other all materials, in any medium, which contains, embody, reflect or reference all or any part of any Confidential Information of the other party. Each party acknowledges that breach of this provision by it would result in inseparable harm to the other party, for which money damages would be an insufficient remedy, and therefore that the other party shall be entitled to seek injunctive relief to enforce the provisions of this Section 8.1.

      8.2 Independent Contractors. Company and InfoSpace are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, franchise or agency relationship between Company and InfoSpace. Neither party has any authority to enter into agreements of any kind on behalf of the other party.

      8.3 Assignment. Neither party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld; except that either party may, without the other party's consent, assign this Agreement or any of its rights or delegate any of its duties under this Agreement: (a) to any affiliate of such party, or (b) to any purchaser of all or substantially all of such party's assets or to any successor by way of merger, consolidation or similar transaction. Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and their respective successors and assigns.

      8.4 Choice of Law; Forum Selection. This Agreement shall be governed by. and construed in accordance with, the laws of jurisdiction of the defendant without reference to its choice of the rules.

      8.5 Nonwaiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

      8.6 Force Majeure. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, interruptions in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophes or any other occurrences which are beyond such party's reasonable control.

      8.7 Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing and delivered in person, wailed via confirmed facsimile or e-mail, or delivered by recognized courier service, properly addressed and stamped with the required postage, to the person signing this Agreement on behalf of the applicable party at its address specified in the opening paragraph of the agreement and shall be deemed effective upon receipt. Either party may from time to time change the person to receive notices or its address by giving the other party notice of the change in accordance with this section. In addition, a copy of any notice sent to InfoSpace or Company, as applicable, shall also be sent to the following address:

      InfoSpace.com, Inc.          Delphi Information Systems. Inc.
      15375 NE 90th Street         3501 Algonquin Road
      Redmond, WA 98052            Rolling Meadows, IL 60008
      Fax: (425) 883-4846          Fax 847-590-8280
      Attention: General Counsel   Attention: Legal Department

      8.8 Savings. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect. If any provision of this Agreement shall, for any reason, be determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision shall be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

      8.9 Integration. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements or negotiations between InfoSpace and Company concerning the subject matter hereof, and cannot be amended except by a writing signed by both parties. This Agreement does not constitute an offer by InfoSpace and it shall not be effective until signed by both parties.

      8.10 Counterparts; Electronic Signature. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.

Delphi Information Services             InfoSpace.com, Inc.
---------------------------             -------------------
-----------                             ("InfoSpace")
("Company")                             -------------
-----------


By (signature) /s/ Robin Raina          By (signature) /s/ Bernee D.L. Strom
------------------------------          ------------------------------------
Name ROBIN RAINA                        Name BERNEE D.L. STROM
------------------------------          ------------------------------------
Title PRESIDENT                         Title President & CEO
------------------------------          ------------------------------------

                                    EXHIBIT A
                                     CONTENT

      The Content consists of the following indices, directories and other items and services (as the same may by updated, revised or modified by InfoSpace in its sole discretion from time to time):

1. Stock Quotes
2  Weather
3  Mapping and Driving Directions
4 Other items and services that may from time to time be added to the InfoSpace Web Sites by InfoSpace (in its sole discretion)

               Note: The actual name of these services may change.

                                    EXHIBIT B
                                   TRADEMARKS

Company Marks
-------------

ebix
ebix.com
ebix.com-- The Electronic Brokers & Insurers Express ebix.mall ebix.mall.com ebix.link ebix.link.com ebix.marketplace
Internet Insurance Exchange

(as supplemented from time to time by Company)

InfoSpace Marks
---------------

InfoSpace

InfoSpace.com

[GRAPHIC OMITTED]  Powered By InfoSpace

Powered by InfoSpace.com

The Ultimate Directory

ActiveShopper

PageExpress

Search Engine For The Real World

The Stuff That Portals Are Made Of

                                    EXHIBIT C

      1. Definitions. As used in this Agreement, the following terms have the following defined meanings:

            "Banner Advertising Revenue" means the gross revenues payable to third parties that is received by InfoSpace for delivering Banner Advertisement Impressions.

      2. Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated or extended as provided below, shall end upon the second (2) year anniversary of this Agreement; provided that the Term shall be automatically be renewed for successive one-year periods unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of the then-current Term.

      3. Banner Advertisements, InfoSpace shall have the exclusive right to serve and sell Banner Advertisements on the Co-branded Pages. The appearance of the Banner Advertisements will be as reasonably determined by InfoSpace: provided, that InfoSpace may reject any Banner Advertisement if such Banner Advertisement would materially adversely affect the download time or performance of such Co-branded page. Neither party will submit for any Co-branded Page any Banner Advertisement which contains any material that is adult content, alcohol products, tobacco products, violence obscene, pornographic, libelous defamatory, infringing of any third party Intellectual Property Rights, invasion of privacy or publicity or highly offensive or immoral.

      4. Banner Advertising Revenue Share. The parties will share Banner Advertising Revenues as follows: InfoSpace shall remit to Company twenty-one percent (21%) of the Banner Advertising Revenue received by InfoSpace for Banner Advertisements on the Co-branded Pages. Banner Advertising Revenue Share payments will be reconciled and paid within thirty (30) days following the calendar quarter in which the applicable Advertising Revenues are received by InfoSpace. InfoSpace will invoice the Company at the end of each calendar quarter for that quarter's Banner Advertising Revenues and shall indicate in such invoice whether Company shall pay such Banner Advertising Revenues in cash or in shares of stock as set forth in Section 4.1 of the Promotion Agreement. InfoSpace will provide with each such invoice a report setting forth Banner Advertising Revenues received by it for such quarter and the percentage thereof payable to Company.

      5. Records and Audit; Late Payments. During the Term, InfoSpace shall maintain records of the Banner Advertising Revenues received pursuant to this Agreement. Company at its expense, and upon ten (10) days advance notice to InfoSpace, shall have the right once each year during the Term to examine or audit such records in order to verify the figures reported in any quarterly report. In the event that any such audit shall reveal an underdelivery of more than 5% of the Banner Advertising Revenue Share for any quarter, Company shall have the right to conduct an additional audit during the year, and InfoSpace shall be responsible to pay the reasonable cost of an audit which determined the discrepancy of more than 5%. Any such audit shall be conducted, to the extent possible, in a manner that does not interfere with the ordinary business operations of InfoSpace.